EXHIBIT 10.13

THIRD AMENDMENT TO TWO BRIDGEPOINT LEASE AGREEMENT

      Reference is made to that certain Two Bridgepoint Lease Agreement dated September 20, 1996 as amended by First Amendment to Two Bridgepoint Lease Agreement dated April 11, 1997 and Second Amendment to Two Bridgepoint Lease Agreement dated October 13, 1997 and Commencement Date Declaration dated November 26, 1997 (collectively, the “Lease”), by and between Investors Life Insurance Company of North America (“Original Landlord”) and Brigham Oil & Gas, L.P., a Delaware limited partnership (“Tenant”).

      WHEREAS, Hub Properties Trust, a Maryland real estate investment trust (“Landlord”) has succeeded to the interest of Original Landlord under the Lease whose address is c/o REIT Management & Research, Inc., 400 Centre Street, Newton, MA 02158; and

      WHEREAS, pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord certain premises (the “Premises”) more particularly described in and subject to and upon the terms and conditions set forth in the Lease; and

      WHEREAS, Tenant has exercised its Right of First Refusal to increase the size of the Premises by an additional 4,696 square feet.

      NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant agree to the following terms and conditions and furthermore agree that the Lease shall be amended, as follows:

      1. The definition of “Premises” set forth in Section 1.01 of the Lease is hereby amended to reflect the following:

      "(i) For the period commencing on July 15, 1997 and expiring October 31, 1998, 20,151 rentable square feet on the fourth and fifth floors of the Building (the “Initial Space”) plus an additional 9,480 rentable square feet on the fourth floor of the Building (the “1st Option Space”); and (ii) for the period commencing November 1, 1998 and thereafter, the Initial Space, the 1st Option Space plus 4,696 rentable square feet on the fourth floor of the Building (the “Additional Space”), all as more particularly set forth on Exhibit A-3 hereto for a total of 34,327 square feet.”

      2. Landlord and Tenant hereby acknowledge that Tenant’s rights as to the 1st Option Space set forth in Section 2.05 have been exercised.

      3. Tenant acknowledges that Landlord has performed all work required to the Additional Space except for completion of so-called “punch list” items.

      4. The definition of “Base Rent” set forth in Section 3.01 of the Lease shall be amended to reflect Base Rent payable in accordance with Exhibit J attached hereto.

      5. Exhibits A-3 and Exhibit J attached hereto shall be deemed added to the Lease.

      6. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

      Except as herein specifically amended, this Lease is hereby ratified and confirmed.

      IN WITNESS WHEREOF, the parties have hereto executed this Third Amendment to Two Bridgepoint Lease Agreement this ___day of November, 1998.

LANDLORD: HUB PROPERTIES TRUST
By:	/s/ David M. Legore
	Name:	David M. Legore
Its: Sr. Vice President

TENANT : BRIGHAM OIL & GAS, L.P.
By:	Brigham, Inc.
Its: Managing General Partner

By:	/s/ David T. Brigham
Name : David T. Brigham
Its: Vice President

EXHIBIT J
BRIGHAM OIL & GAS, L.P.
RENT SCHEDULE

		Rent	Monthly
Term	Sq. Ftg.	Per Month	Amortized Rent	Total
Commencement through 10/31/98:	29,631	$56,792.75	$3,389.00	$60,181.75

11/01/98 through 6/30/02:	29,631	$56,792.75	$3,389.00	$60,181.75
	4,696	9,000.67	1,354.48	10,355.15

				$70,536.90

7/01/02 through 6/30/07:	29,631	$59,262.00	$3,389.00	$62,651.00
	4,696	9,392.00	1,354.48	10,746.48

				$73,397.48